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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)    July 9, 2001

Michaels Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-11822 (Commission File Number)	75-1943604 (IRS Employer Identification No.)
8000 Bent Branch Drive, Irving, Texas P. O. Box 619566, DFW, Texas (Address of Principal Executive Offices)	75063 75261-9566 (Zip Code)

Registrant's telephone number, including area code    (972) 409-1300

Item 5. Other Events.

    On July 9, 2001, Michaels Stores, Inc. issued a press release announcing that it has called for the redemption of all of its outstanding 10 7/8% Senior Notes Due 2006. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

    (c)  Exhibits.

Exhibit No.	Description
99.1.	Press Release, dated July 9, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.
By:	/s/ BRYAN M. DECORDOVA
Name: Bryan M. DeCordova Title: Executive Vice President and Chief Financial Officer

Date: July 9, 2001

EXHIBIT INDEX

Exhibit No.	Description
99.1.	Press Release, dated July 9, 2001.

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SIGNATURES
EXHIBIT INDEX